UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2009

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 490, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

In January 2008, Balykshi L.L.P., (“Balykshi”) Kyran Holdings Limited (“Kyran”) and NMSC Kazmortransflot Joint Stock Company (“Kazmortransflot”) formed a joint venture named Mangistau Oblast Boat Yard LLP (“MOBY”), to operate a boat repair and drydocking services yard located at Caspian Services, Inc.’s marine base, which is under construction in Bautino Bay in Kazakhstan. Balykshi is a 78% owned subsidiary of Caspian Services, Inc. (the “Company”). Balykshi owns a 20% interest in MOBY. In August 2008 MOBY entered into a Loan Agreement between Mangistau Oblast Boat Yard, L.L.P. and European Bank for Reconstruction and Development (“EBRD”) dated 22 August 2008 (the “Loan Agreement”). The Loan Agreement provided that EBRD would loan MOBY the amount of USD $12,300,000 (the “Loan”).

In connection with the Loan Agreement, EBRD required Topaz Energy and Marine Limited (“Topaz”), the parent company of Kyran, Kazmortransflot and the Company, as the parent company of Balykshi, to execute a Deed of Guarantee and Indemnity, dated June 2, 2009, between Topaz Energy and Marine Limited and NMSC Kazmortransflot Joint Stock Company and Caspian Services, Inc. as Guarantors and European Bank For Reconstruction and Development (the “Guarantee”). The Guarantee guarantees the repayment of the Loan. The Loan funded and the Company became liable for the obligations under the Guarantee as of September 3, 2009. The Guarantee constitutes a direct financial obligation of the Company.

Pursuant to, and in accordance with the Guarantee, the Company has agreed to guarantee payment to EBRD, on demand, all monies and liabilities which have been advanced or which shall become due, owing or incurred by MOBY to or in favor of EBRD when such shall become due. The Company’s guarantee obligation is limited, however, to the “Caspian Pro-rata Percentage.” The Caspian Pro-rata Percentage is an amount equal to the Company’s percentage ownership of Balykshi at any time multiplied by Balykshi’s percentage ownership of MOBY, expressed as a percentage. Currently, the Company owns a 78% interest in Balykshi and Balykshi owns a 20% interest in MOBY. Therefore, the Caspian Pro-rata Percentage is currently 15.6%.

The Company also agreed as a separate and independent obligation and liability to indemnify EBRD on demand against all losses, costs and expenses suffered or incurred by EBRD should any of the financing agreements between EBRD and MOBY be or become unlawful, void, voidable or unenforceable, ineffective or otherwise not recoverable on the basis of the guarantee, provided again that the Company’s obligation shall be limited to the Caspian Pro-rata Percentage of such losses, costs and expenses.

As a guarantor, the Company agreed further to advance to MOBY at any time on demand of EBRD any additional amount required by MOBY to enable it to comply with its obligations under the financing agreements and to carry out the project. The Company’s obligation in this context is limited to 20% of the total amount.

Pursuant to, and in accordance with the Guarantee, EBRD is not obliged before taking steps to enforce any of its rights and remedies under the Guarantee to make any demand or seek to enforce any right against MOBY or any other person, to obtain judgment in any court against MOBY or any other person or to file any claim in bankruptcy, liquidation or similar proceedings.

The Guarantee provides that each guarantor agrees to pay interest to EBRD on all unpaid sums demanded under the Guarantee at a rate of LIBOR plus 5.6%. The Guarantee also provides that each guarantor shall, on demand and on a full indemnity basis, pay to EBRD, the amount of all costs and expenses, including legal and out-of-pocket expenses and any VAT on such costs and expenses which EBRD incurs in connection with: a) the preparation, negotiation, execution and delivery of the Guarantee; b) any amendment, variation, supplement, waiver or consent under or in connection with the Guarantee; c) any discharge or release of the Guarantee; d) the preservation or exercise of any rights or in connection with the Guarantee; and e) any stamping or registration of the Guarantee; provided that the Company’s obligation in this context is limited to the Caspian Pro-rata Percentage.

In connection with the Loan Agreement, the Company also entered into a Subordination and Share Retention Deed, dated June 2, 2009, among Mangistau Oblast Boat Yard, L.L.P. as Borrower and Topaz Energy and Marine Limited, NMSC Kazmortransflot Joint Stock Company, Caspian Services Inc. as Sponsors and Kyran Holdings Limited, NMSC Kazmortransflot Joint Stock Company, Balykshi L.L.P. as Participants and European Bank for Reconstruction and Development (the “Deed.”) The Deed became enforceable with the completion of the financing agreements and funding of the loan on September 3, 2009.

Pursuant to, and in accordance with the Deed, the parties thereto have agreed that, with few exceptions, MOBY’s obligations to Topaz, Kazmortransflot, Caspian, Kyran and Balykshi (the “Subordinated Parties”) shall be junior to MOBY’s obligations to EBRD pursuant to the financing agreements. Such rights are subordinated in right of payment and in right of liquidation. Unless otherwise agreed in writing, Topaz and Caspian have agreed to retain the legal and beneficial ownership of Kyran and Balykshi, respectively. Similarly, unless EBRD otherwise agrees in writing Kyran, Kazmortransflot and Balykshi have agreed to retain their legal and beneficial ownership of MOBY.

The descriptions of the Deed of Guarantee and Indemnity and the Subordination and Share Retention Deed are only summaries of those agreements and are qualified in their entirety by reference to the terms of those agreements, copies of which are attached as exhibits to this Current Report.

The Company has a prior material relationship with EBRD. EBRD provided equity and debt financing to help fund construction of Company’s marine base, which is currently under construction in Bautino Bay.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1

Deed of Guarantee and Indemnity, dated 2 June 2009, between Topaz Energy and Marine Limited and NMSC Kazmortransflot Joint Stock Company and Caspian Services, Inc. as Guarantors and European Bank For Reconstruction and Development dated 2 June 2009 Deed of Guarantee and Indemnity between Topaz Energy and Marine Limited and NMSC Kazmortransflot Joint Stock Company and Caspian Services, Inc. as Guarantors and European Bank For Reconstruction and Development

Exhibit 10.2

Subordination and Share Retention Deed, dated 2 June 2009, among Mangistau Oblast Boat Yard, L.L.P. as Borrower and Topaz Energy and Marine Limited, NMSC Kazmortransflot Joint Stock Company, Caspian Services Inc. as Sponsors and Kyran Holdings Limited, NMSC Kazmortransflot Joint Stock Company, Balykshi L.L.P. as Participants and European Bank for Reconstruction and Development

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: September 9, 2009	By:	/s/ Kerry Doyle
Kerry Doyle Chief Executive Officer

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